Exhibit 1.1









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                        COMPUTER SCIENCES CORPORATION


                            (a Nevada corporation)


                        6 3/4% Notes due June 15, 2006
                        7 3/8% Notes due June 15, 2011


                            UNDERWRITING AGREEMENT









                             Dated:  June 8, 2001




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

                               Table of Contents

UNDERWRITING AGREEMENT..................................................... 1

SECTION 1.  Representations and Warranties................................. 3

    (a)  Representations and Warranties by Company......................... 3
          (1)  Compliance with Registration Requirements................... 3
          (2)  Incorporated Documents...................................... 4
          (3)  Independent Accountants..................................... 4
          (4)  Financial Statements........................................ 4
          (5)  No Material Adverse Change in Business...................... 4
          (6)  Good Standing of Company.................................... 5
          (7)  Good Standing of Designated Subsidiaries.................... 5
          (8)  Capitalization.............................................. 6
          (9)  Authorization of Agreement.................................. 6
         (10)  Authorization of Indenture.................................. 6
         (11)  Authorization of Securities................................. 6
         (12)  Description of Securities and Indenture..................... 6
         (13)  Absence of Defaults and Conflicts........................... 6
         (14)  Absence of Labor Dispute.................................... 7
         (15)  Absence of Proceedings...................................... 7
         (16)  Possession of Intellectual Property......................... 8
         (17)  Possession of Licenses and Permits.......................... 8
         (18)  Title to Property........................................... 8
         (19)  Tax Returns................................................. 9
         (20)  Environmental Laws.......................................... 9
         (21)  Investment Company Act...................................... 9
         (22)  Related Transactions........................................ 9
    (b)  Officer's Certificates............................................10

SECTION 2.  Sale and Delivery to Underwriters; Closing.....................10

    (a)  Securities........................................................10
    (b)  Payment...........................................................10
    (c)  Examination of Global Note........................................10

SECTION 3.  Covenants of Company...........................................10

    (a)  Compliance with Securities Regulations and Commission Requests....10
    (b)  Filing of Amendments..............................................11
    (c)  Delivery of Registration Statements...............................11
    (d)  Delivery of Prospectuses..........................................11
    (e)  Continued Compliance with Securities Laws.........................11
    (f)  Blue Sky Qualifications...........................................12
    (g)  Rule 158..........................................................12
    (h)  Use of Proceeds...................................................12
    (i)  Restriction on Sale of Securities.................................12
    (j)  Reporting Requirements............................................13

SECTION 4.  Payment of Expenses............................................13

                                       i

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    (a)  Expenses..........................................................13
    (b)  Termination of Agreement..........................................13

SECTION 5.  Conditions of Underwriters' Obligations........................13

    (a)  Effectiveness of Registration Statement...........................14
    (b)  Opinions of Inside and Outside Counsel for Company................14
    (c)  Opinion of Counsel for Underwriters...............................14
    (d)  Officers' Certificate.............................................14
    (e)  Accountant's Comfort Letter.......................................14
    (f)  Bring-down Comfort Letter.........................................15
    (g)  Maintenance of Rating.............................................15
    (h)  Additional Documents..............................................15
    (i)  Termination of Agreement..........................................15

SECTION 6.  Indemnification................................................15

    (a)  Indemnification of Underwriters...................................15
    (b)  Indemnification of Company, Directors and Officers................16
    (c)  Actions Against Parties; Notification.............................16
    (d)  Settlement without Consent if Failure to Reimburse................17

SECTION 7.  Contribution...................................................17

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.18

SECTION 9.  Termination of Agreement.......................................19

    (a)..Termination; General..............................................19
    (b)  Liabilities.......................................................19

SECTION 10. Default by One or More of Underwriters.........................19

SECTION 11. Notices........................................................20

SECTION 12. Parties........................................................20

SECTION 13. GOVERNING LAW AND TIME.........................................20

SECTION 14. Effect of Headings.............................................20

SCHEDULES
         Schedule A  -  List of Underwriters
         Schedule B  -  Pricing Information
         Schedule C  -  Jurisdictions of Qualification of Designated
                        Subsidiaries

EXHIBITS
         Exhibit A  -  Form of Opinion of Company's Inside Counsel
         Exhibit B  -  Form of Opinion of Company's Outside Counsel

                                       ii


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                           COMPUTER SCIENCES CORPORATION

                               (a Nevada corporation)

                                    $500,000,000
                           6 3/4% Notes due June 15, 2006

                                    $500,000,000
                           7 3/8% Notes due June 15, 2011

                               UNDERWRITING AGREEMENT
                               ----------------------

                                                                 June 8, 2001

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc.
Dresdner Kleinwort Wasserstein Securities LLC
First Union Securities, Inc.
Scotia Capital (USA) Inc.
Wells Fargo Brokerage Services, LLC

c/o   Goldman, Sachs & Co.
      One New York Plaza
      New York, New York 10004

Ladies and Gentlemen:

     Computer Sciences Corporation, a Nevada corporation (the "Company"),
                                                               -------
confirms its agreement with Goldman, Sachs & Co. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters";
                      ----------                            ------------
which term shall also include any underwriter substituted as provided in
Section 10 hereof), for whom Goldman, Sachs & Co. is acting as representative
----------
(in such capacity, the "Representative"), with respect to the issue and sale
                        --------------
by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of
                                                               ----------
$500,000,000 aggregate principal amount of the Company's 6 3/4% Notes due June 15, 2006 (the "Five-Year Securities") and $500,000,000 aggregate
                    --------------------
principal amount of the Company's 7 3/8% Notes due June 15, 2011 (the "Ten-Year Securities" and, together with the Five-Year Securities, the
 -------------------                                   ----------
"Securities"). The Securities are to be issued pursuant to an indenture for the senior debt securities described therein, dated as of February 26, 2001 (the "Senior Indenture"), between the Company and Citibank, N.A., a national
      ----------------
banking association, as trustee (the "Trustee"), to be supplemented by a
                                      -------
supplemental indenture to be executed at the Closing Time between the Company and the

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Trustee (the "Supplemental Indenture" and the Senior Indenture, as
              ----------------------
supplemented by the Supplemental Indenture, the "Indenture").
                                                 ---------

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-52710) and
 ----------
pre-effective Amendment No. 1 thereto for the registration of debt and equity securities of the Company, including the Securities (the "Shelf Securities"),
                                                          ----------------
under the Securities Act of 1933, as amended (the "1933 Act"), and the
                                                   --------
offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the
"1933 Act Regulations").  Such registration statement has been declared
 --------------------
effective by the Commission and, at the Closing Time, the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended (the
"1939 Act").  Such registration statement, as amended at the time it became
 --------
effective, or, if a post-effective amendment is filed with respect thereto, as amended thereby at the time of such post-effective amendment's effectiveness, including, in each case, the information, if any, deemed to be a part thereof at the time of its effectiveness pursuant to Rule 430A of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434 of the 1933
                           ---------------------
Act Regulations (the "Rule 434 Information"), is referred to herein as the
                      --------------------
"Registration Statement"; and the prospectus constituting a part of the
 ----------------------
Registration Statement, as supplemented by each prospectus supplement relating to the offering of the Securities (whether or not such prospectus supplement is required to be filed with the Commission pursuant to Rule 434 of the 1933 Act Regulations), in the forms first furnished to the Underwriters by the Company to confirm sales of the Securities, including any such prospectus supplement filed pursuant to Rule 424(b) (the
"Prospectus Supplement"), are collectively referred to herein as the
 ---------------------
"Prospectus"; provided, however, that all references to the "Registration
 ----------
Statement" and the "Prospectus" or any amendments or supplements thereto shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution hereof; provided, further, that the
 --------
Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Shelf Securities to which it relates. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the
"Rule 462(b) Registration Statement"), then, after such filing, all
 ----------------------------------
references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement; provided that, if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the
                                                      ----------
case may be, in the forms first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus supplement" shall be deemed to refer to each prospectus supplement relating to the Securities filed by the Company pursuant to the 1933 Act containing a "Subject to Completion" legend as described in paragraph 10 of Item 501 of Regulation S-K of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, the Prospectus or any Term Sheet or any amendment or supplement to any of the

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foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").
  -----

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, any preliminary prospectus, preliminary prospectus supplement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference therein, as of the effective date of the Registration Statement, or as of the date of any preliminary prospectus, preliminary prospectus supplement or the Prospectus, as the case may be.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter, as
                    -----------
follows:

          (1)  Compliance with Registration Requirements.
               -----------------------------------------
               The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

     As of the applicable effective date of the Registration Statement and any amendment or supplement thereto and at the Closing Time, the Registration Statement (as amended or supplemented) complied or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, as of the applicable effective date of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, as of the date hereof and at the Closing Time, complies and will comply in all material respects with the 1939 Act and the rules and regulations promulgated thereunder (the
"1939 Act Regulations").  The Prospectus (taking into account any amendments
 --------------------
or any applicable prospectus supplement contained therein), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the representations and warranties contained in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the 1939 Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein. The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied or will comply, as the case may be, in all material respects with the 1933 Act Regulations when so filed. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding

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the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus.

          (2)  Incorporated Documents.
               ----------------------
               The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to pricing information omitted in the preliminary prospectus or preliminary prospectus supplement or to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Prospectus.

          (3)  Independent Accountants.
               -----------------------
               The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus (including any financial statements and supporting schedules incorporated by reference therein) are independent certified public accountants with respect to the Company, within the meaning of Regulation S-X under the 1933 Act and the 1934 Act.

          (4)  Financial Statements.
               --------------------
               The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly (i) the financial position of the Company and its consolidated subsidiaries at the dates indicated, (ii) the statement of operations of the Company and its consolidated subsidiaries, and
(iii) stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP")
                                                                       ----
applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

          (5)  No Material Adverse Change in Business.
               --------------------------------------
               Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise described therein, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, assets, properties or business affairs of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there has
                                    -----------------------
been no material change in the capital stock of the Company or the long-term debt of the Company and its subsidiaries and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                                       4


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          (6)  Good Standing of Company.
               ------------------------
               The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business in all 50 states of the United States (except for the state of its incorporation) and is in good standing in all 50 states of the United States.

          (7)  Good Standing of Designated Subsidiaries.
               ----------------------------------------

     (i) CSC Consulting, Inc., CSC Credit Services, Inc., CSC Healthcare, Inc., Mynd Corporation and Computer Sciences UK Limited shall hereinafter each be referred to as a "Designated Subsidiary" and collectively as the
                          ---------------------
"Designated Subsidiaries."  Each of the Designated Subsidiaries, other than
 -----------------------
Computer Sciences UK Limited, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (all such jurisdictions are listed on Schedule C hereto). Except as otherwise disclosed in the
          ----------
Prospectus, all of the issued and outstanding capital stock of each such Designated Subsidiary (other than Computer Sciences UK Limited) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
None of the outstanding shares of capital stock of any Designated Subsidiary (other than Computer Sciences UK Limited) was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or bylaws of any Designated Subsidiary (other than Computer Sciences UK Limited) or under any agreement to which the Company or any Designated Subsidiary (other than Computer Sciences UK Limited) is a party. The Company has no "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act ("Rule 1-02")) other than the
                                                ---------
Designated Subsidiaries; provided, however, that the Company makes no
                         -----------------
representation that any Designated Subsidiary is a "significant subsidiary" (as such term is defined in Rule 1-02).

     (ii) Computer Sciences UK Limited has been duly incorporated under the laws of the jurisdiction of its incorporation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Except as otherwise disclosed in the Prospectus, all of the issued and outstanding shares of Computer Sciences UK Limited have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of Computer Sciences UK Limited were issued in violation of any preemptive or similar rights arising by operation of law, or under its memorandum and articles of association or under an agreement to which the Company or Computer Sciences UK Limited is a party.

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          (8)  Capitalization.
               --------------
               The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances or subsequent repurchases, if any, pursuant to employee benefit or option plans referred to in the Company's amended Annual Report on Form 10-K for the year ended March 31, 2000 or subsequent repurchases or cancellations, if any, of restricted stock awards that do not vest upon termination of employment or subsequent issuances of cash in lieu of fractional shares in connection with the Company's acquisition of The Continuum Company, Inc.).

          (9)  Authorization of Agreement.
               --------------------------
               This Agreement has been duly authorized, executed and delivered by the Company.

          (10) Authorization of Indenture.
               --------------------------
               The Indenture has been duly authorized and, at the Closing Time, will be duly qualified under the 1939 Act and, when duly executed and delivered by the Company at the Closing Time, will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (11) Authorization of Securities.
               ---------------------------
               The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (12) Description of Securities and Indenture.
               ---------------------------------------
               The Indenture and the Securities will conform in all material respects to the respective statements relating thereto contained in the preliminary prospectus supplement and the Prospectus. The Securities will be in substantially the form previously delivered to the Underwriters;
provided, however, that the preliminary prospectus supplement excludes
-----------------
certain pricing information.

          (13) Absence of Defaults and Conflicts.
               ---------------------------------
               Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such
                        --------------------------
defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or by the Prospectus Supplement and the consummation of the transactions contemplated herein and in the Prospectus Supplement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus Supplement under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, bylaws or the memorandum and articles of association, as applicable, or other organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any
 ---------------
note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity. No consent, approval, authorization, order, license, registration or qualification of or with any such government instrumentality or court is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the 1933 Act, the 1939 Act and as may be required under state securities or "blue sky" laws in connection with the purchase and distribution of the Securities by the Underwriters.

          (14) Absence of Labor Dispute.
               ------------------------
               No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

          (15) Absence of Proceedings.
               ----------------------
               To the knowledge of the Company, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or applicable to the Company or any of its subsidiaries which (i) could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, or (ii) would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement which are not, or will not be, as of the business day on which the Closing Time occurs, filed as exhibits thereto or incorporated by reference therein as permitted by the 1933 Act Regulations.

          (16) Possession of Intellectual Property.
               -----------------------------------
               The Company and its subsidiaries own or have the right to use adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by
 ---------------------
them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

          (17) Possession of Licenses and Permits.
               ----------------------------------
               The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or
 ---------------------
foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have any such Governmental License would not, either individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (18) Title to Property.
               -----------------
               The Company and its subsidiaries have good title to all real property owned by the Company and its subsidiaries, as the case may be, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) do not, individually or in the aggregate, interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, except where such interferences, either individually or in the aggregate, would not have a Material Adverse Effect. All of the leases and subleases to which the Company or any of its subsidiaries is a party and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, except where the failure to be in full force and effect would not, either individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except where such claim, either individually or in the aggregate, would not have a Material Adverse Effect.

          (19) Tax Returns.
               -----------
               The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings, and except where the failure to have made such filings, paid such taxes or requested such extensions would not, either individually or in the aggregate, have a Material Adverse Effect. Adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(4) above in respect of all
                                    ---------------
federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities, except where the failure to provide for such adequate charges, accruals and reserves would not, individually or in the aggregate, have a Material Adverse Effect.

          (20) Environmental Laws.
               ------------------
               Except as described in the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing,
                -------------------
distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company
                                    ------------------
and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

          (21) Investment Company Act.
               ----------------------
               The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the
"Investment Company Act").
 ----------------------

          (22) Related Transactions.
               --------------------
               The Company is not aware of any relationship, direct or indirect, between or among the Company or any of its subsidiaries on the one hand, and the directors and officers of the Company or any of its subsidiaries on the other hand, which is required by the 1933 Act to be described in the Registration Statement and the Prospectus and which is not so described.

     (b) Officer's Certificates.
         ----------------------
         Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing
                -------------------------------------------

     (a) Securities.
         ----------
         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B,
                                                               ----------
the aggregate principal amount of Five-Year Securities and Ten-Year Securities set forth in Schedule A opposite the name of such Underwriter,
                        ----------
plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
                                                           ----------

     (b) Payment.
         -------
         Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the account of the Underwriters of one or more global notes representing the Five-Year Securities and the Ten-Year Securities (collectively, the "Global Note"), with transfer taxes
                                        -----------
payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").
                                                      ------------
Goldman, Sachs & Co., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery of the Global Note as described above.

     (c) Examination of Global Note.
         --------------------------
         The Global Note will be made available for examination by the Representative in The City of New York not later than 11:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of Company.
           --------------------
           The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests.
         --------------------------------------------------------------
         The Company, subject to Section 3(b), will comply with the
                                 ------------
requirements of Rule 430A or Rule 434, if applicable, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or preliminary prospectus supplement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments.
         --------------------
         The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements.
         -----------------------------------
         The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or by Rule 424(b).

     (d) Delivery of Prospectuses.
         ------------------------
         The Company has delivered to each Underwriter, without charge, as many copies of the preliminary prospectus supplement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or by Rule 424(b).

     (e) Continued Compliance with Securities Laws.
         -----------------------------------------
         The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the
"1939 Act Regulations") so as to permit the completion of the distribution of
 --------------------
the Securities as contemplated
in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct
------------
such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications.
         -----------------------
         The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not
                                -----------------
be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Securities. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

     (g) Rule 158.
         --------
         The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds.
         ---------------
         The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Restriction on Sale of Securities.
         ---------------------------------
         During the period from the date hereof to and including the business day following the Closing Time, the Company will not, without first obtaining the written consent of the Representative, sell or transfer any of its debt securities which are substantially similar to the Securities. Specifically, the Company will not, directly or indirectly: (1) issue, sell, offer or contract to sell any of its debt securities which are substantially similar to the Securities; (2) grant any option for the sale of any of its debt securities which are substantially similar to the Securities; or (3) otherwise transfer or dispose of any of its debt securities which are substantially similar to the Securities.

     The preceding lockup provision applies to (1) the Company's debt securities which are substantially similar to the Securities and (2) to any of the Company's securities convertible into or exercisable or exchangeable for its debt securities which are substantially similar to the Securities.

     (j) Reporting Requirements.
         ----------------------
         The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses.
           -------------------

     (a) Expenses
         --------
         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among the Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the
                  ------------
reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and preliminary prospectus supplement, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) printing and delivery to the Underwriters of copies of any Blue Sky Survey relating to the Securities and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (ix) any fees payable in connection with the rating of the Securities; provided, however, that the
                                              -----------------
Underwriters will pay all expenses of their counsel incident to the performance of their obligations under this Agreement and any agreement among the Underwriters (other than fees and disbursements of Latham & Watkins associated with state securities or blue sky laws relating to the Securities).

     (b) Termination of Agreement.
         ------------------------
         If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall
                       ---------    ---------------
reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations.
                ---------------------------------------
                The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement.
         ---------------------------------------
         The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinions of Inside and Outside Counsel for Company.
         --------------------------------------------------
         At the Closing Time, the Representative shall have received the favorable opinions, dated as of the Closing Time, of (i) Hayward D. Fisk, the Vice President, General Counsel and Secretary of the Company, in the form attached hereto as Exhibit A and (ii) Gibson, Dunn & Crutcher LLP, counsel
                   ---------
for the Company, in the form attached hereto as Exhibit B.  In giving such
                                                ---------
opinion, Gibson, Dunn & Crutcher LLP may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative and counsel to the Underwriters. Gibson, Dunn & Crutcher LLP may also state that, insofar as their opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) Opinion of Counsel for Underwriters.
         -----------------------------------
         At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Underwriters with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (d) Officers' Certificate.
         ---------------------
         At the Closing Time, other than as described in the Prospectus, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, other than as described in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force
              ------------
and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such officer, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (e) Accountant's Comfort Letter.
         ---------------------------
         At the time of the execution of this Agreement the Representative shall have received from Deloitte and Touche LLP a letter dated such date, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter.
         -------------------------
         At the Closing Time, the Representative shall have received from Deloitte and Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to
Section 5(e), except that the specified date referred to shall be a date not
------------
more than three business days prior to the Closing Time.

     (g) Maintenance of Rating.
         ---------------------
         At the Closing Time, the Securities shall be rated at least "A2" by Moody's Investors Service Inc., "A" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and "A+" from Fitch, Inc. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under review, with negative implications, its rating of the Securities or any of the Company's other debt securities.

     (h) Additional Documents.
         --------------------
         At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

     (i) Termination of Agreement.
         ------------------------
         If any condition specified in this Section 5 shall not have been
                                            ---------
fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except
                                                      ---------
that Sections 1, 6, 7 and 8 shall survive any such termination and remain in
     ----------  -  -     -
full force and effect.

     SECTION 6. Indemnification.
                ---------------

     (a) Indemnification of Underwriters.
         -------------------------------
         The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense (including, without limitation, any legal fees and expenses incurred in connection with any suit, action or proceeding or any claim asserted and any amounts paid in settlement) whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that this indemnity agreement shall not apply to any loss,
-----------------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto); and provided, further, that the indemnity agreement
                         -----------------
provided in this Section 6 with respect to any preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) if (a) the person asserting any such loss, claim, damage or expense does so based upon an untrue statement or alleged untrue statement of material fact or the omission or alleged omission thereof in such preliminary prospectus supplement which is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto); and
(b) such Prospectus (as amended or supplemented and exclusive of any documents incorporated by reference therein) had not been sent or given to such person within the time required by the 1933 Act and the Company has satisfied its obligation pursuant to Section 3(d) hereof to furnish such Underwriter with copies of the Prospectus (as amended or supplemented) prior to the confirmation of the sale of the Securities.

     (b) Indemnification of Company, Directors and Officers.
         --------------------------------------------------
         Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

     (c) Actions Against Parties; Notification.
         -------------------------------------
         Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under this Section 6 to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to
                                            ------------
the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the
                                        ------------
indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party
                 -----------------
shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the
                           ---------    ---------
indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse.
         --------------------------------------------------
         If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, that the indemnifying party
                             -----------------
shall not be liable for any settlement of any proceeding effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such aforesaid request to the extent the indemnifying party in good faith considers such request to be reasonable and
(y) such indemnifying party provides written notice to the indemnified party stating that in good faith the indemnifying party believes the unpaid balance to be unreasonable and substantiating the reasons therefor, in each case prior to the date of such settlement.

     SECTION 7. Contribution.
                ------------
                If the indemnification provided for in Section 6 hereof is
                                                       ---------
for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro
                                           ---------
rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The
                                                       ---------
aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7
                                                               ---------
shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall
                                            ---------
be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an
                          ---------
Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8. Representations, Warranties and Agreements to Survive
                -----------------------------------------------------
                Delivery.
                --------
                All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.
                ------------------------

     (a) Termination; General.
         --------------------
         The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which, in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or delivery of the Securities at the Closing Time on the terms and in the manner contemplated in the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities.
         -----------
         If this Agreement is terminated pursuant to this Section 9, such
                                                          ---------
termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7
                       --------                            ----------  -  -
and 8 shall survive such termination and remain in full force and effect.
    -

     SECTION 10. Default by One or More of Underwriters.
                 --------------------------------------
                 If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall
                           --------------------
have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

     (i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.
     ----------

     SECTION 11. Notices.
                 -------
                 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at Goldman, Sachs & Co., 1 Liberty Plaza, 7th Floor, New York, New York 10006, attention of Don Hansen; and notices to the Company shall be directed to it at 2100 East Grand Avenue, El Segundo, California 90245, attention of Hayward D. Fisk, Esq. and Stephen E. Johnson, Esq.

     SECTION 12. Parties.
                 --------
                 This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in
Sections 6 and 7 and their heirs and legal representatives, any legal or
----------     -
equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME.
                 ----------------------
                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings.
                 ------------------
                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                          [signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       COMPUTER SCIENCES CORPORATION


                                       By  /s/ Leon J. Level
                                          ---------------------------------
                                          Name:  Leon J. Level
                                          Title: Vice President &
                                                 Chief Financial Officer



                                       By  /s/ Thomas R. Irvin
                                          ---------------------------------
                                          Name:  Thomas R. Irvin
                                          Title: Assistant Treasurer


CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
BANC ONE CAPITAL MARKETS, INC.
BNY CAPITAL MARKETS, INC.
DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC
FIRST UNION SECURITIES, INC.
SCOTIA CAPITAL (USA) INC.
WELLS FARGO BROKERAGE SERVICES, LLC


By:  GOLDMAN, SACHS & CO.


     By:  /s/ GOLDMAN, SACHS & CO.
         -----------------------------
         GOLDMAN, SACHS & CO.




                   SIGNATURE PAGE OF UNDERWRITING AGREEMENT

                                  SCHEDULE A
                                  ----------


                   $500,000,000 6 3/4% Notes due June 15, 2006

                                                         Principal
           Underwriter                                    Amount
           -----------                                 -------------
Goldman, Sachs & Co. ..................................$320,000,000
J.P. Morgan Securities Inc. ........................... $40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..... $40,000,000
Morgan Stanley & Co. Incorporated...................... $40,000,000
Salomon Smith Barney Inc. ............................. $15,000,000
Banc One Capital Markets, Inc. ........................  $7,500,000
BNY Capital Markets, Inc. .............................  $7,500,000
Dresdner Kleinwort Wasserstein Securities LLC..........  $7,500,000
First Union Securities, Inc. ..........................  $7,500,000
Scotia Capital (USA) Inc. .............................  $7,500,000
Wells Fargo Brokerage Services, LLC....................  $7,500,000
                                                       -------------
                   Total...............................$500,000,000
                                                       =============


                   $500,000,000 7 3/8% Notes due June 15, 2011

                                                         Principal
           Underwriter                                    Amount
           -----------                                 -------------
Goldman, Sachs & Co. ..................................$320,000,000
J.P. Morgan Securities Inc. ........................... $40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..... $40,000,000
Morgan Stanley & Co. Incorporated...................... $40,000,000
Salomon Smith Barney Inc. ............................. $15,000,000
Banc One Capital Markets, Inc. ........................  $7,500,000
BNY Capital Markets, Inc. .............................  $7,500,000
Dresdner Kleinwort Wasserstein Securities LLC..........  $7,500,000
First Union Securities, Inc. ..........................  $7,500,000
Scotia Capital (USA) Inc. .............................  $7,500,000
Wells Fargo Brokerage Services, LLC....................  $7,500,000
                                                       -------------
                   Total...............................$500,000,000


                                  SCHEDULE A
                                  ----------

                                  SCHEDULE B
                                  ----------


                          COMPUTER SCIENCES CORPORATION


                    $500,000,000 6 3/4% Notes due June 15, 2006


     1. The initial public offering price of the Five-Year Securities shall be 99.665% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the Five-Year Securities shall be 99.065% of the principal amount thereof.

     3. The interest rate on the Five-Year Securities shall be 6 3/4% per annum.



                    $500,000,000 7 3/8% Notes due June 15, 2011


     1. The initial public offering price of the Ten-Year Securities shall be 99.262% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the Ten-Year Securities shall be 98.612% of the principal amount thereof.

     3. The interest rate on the Ten-Year Securities shall be 7 3/8% per annum.










                                  SCHEDULE B
                                  ----------

                                  SCHEDULE C
                                  ----------

                       JURISDICTIONS OF QUALIFICATION OF
                            DESIGNATED SUBSIDIARIES
                   (OTHER THAN COMPUTER SCIENCES UK LIMITED)


1.  CSC Consulting, Inc.                   Texas
    -------------------                    Vermont
    Alabama                                Virginia
    Arizona                                Washington
    Arkansas                               Washington, D.C.
    California                             West Virginia
    Colorado                               Wisconsin
    Connecticut
    Delaware                           2.  CSC Credit Services, Inc.
    Florida
    Georgia                                Florida
    Illinois                               Illinois
    Indiana                                Indiana
    Iowa                                   Iowa
    Kansas                                 Kansas
    Kentucky                               Kentucky
    Louisiana                              Louisiana
    Maine                                  Minnesota
    Maryland                               Missouri
    Michigan                               Nebraska
    Minnesota                              New York
    Mississippi                            North Carolina
    Missouri                               North Dakota
    Nebraska                               Ohio
    Nevada                                 Oklahoma
    New Hampshire                          Oregon
    New Jersey                             Pennsylvania
    New Mexico                             South Dakota
    New York                               Virginia
    North Carolina                         Wisconsin
    North Dakota
    Ohio                               3.  CSC Healthcare, Inc.
    Oklahoma
    Oregon                                 Alabama
    Pennsylvania                           Alaska
    Rhode Island                           Arizona
    South Carolina                         Arkansas
    South Dakota                           Colorado
    Tennessee                              Connecticut



                                 Schedule C-1
                                 ------------

    Delaware                           4.  Mynd Corporation
    Florida
    Georgia                                Alabama
    Hawaii                                 Alaska
    Idaho                                  Arizona
    Illinois                               Arkansas
    Indiana                                California
    Iowa                                   Colorado
    Kansas                                 Connecticut
    Kentucky                               Delaware
    Louisiana                              Florida
    Maine                                  Georgia
    Maryland                               Hawaii
    Massachusetts                          Idaho
    Michigan                               Illinois
    Minnesota                              Indiana
    Mississippi                            Iowa
    Missouri                               Kansas
    Montana                                Kentucky
    Nebraska                               Louisiana
    Nevada                                 Maine
    New Hampshire                          Maryland
    New Jersey                             Massachusetts
    New Mexico                             Michigan
    New York                               Minnesota
    North Carolina                         Mississippi
    North Dakota                           Missouri
    Ohio                                   Montana
    Oklahoma                               Nebraska
    Ontario, Canada                        Nevada
    Oregon                                 New Hampshire
    Pennsylvania                           New Jersey
    Puerto Rico                            New Mexico
    Rhode Island                           New York
    South Carolina                         North Carolina
    South Dakota                           North Dakota
    Tennessee                              Ohio
    Texas                                  Oklahoma
    Utah                                   Oregon
    Vermont                                Pennsylvania
    Virginia                               Rhode Island
    Washington                             South Dakota
    Washington, D.C.                       Tennessee
    West Virginia                          Texas
    Wisconsin                              Utah
    Wyoming                                Vermont


                                 Schedule C-2
                                 ------------

    Virginia
    Washington
    Washington, D.C.
    West Virginia
    Wisconsin
    Wyoming














                                 Schedule C-3
                                 ------------

                                  EXHIBIT A

         FORM OF OPINION OF COMPANY'S INSIDE COUNSEL TO BE DELIVERED
                         PURSUANT TO SECTION 5(b)(i)

     1. The Company is a Nevada corporation duly qualified as a foreign corporation to transact business in each of the other 49 states of the United States and is in good standing in all 50 states.

     2. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization"(except for subsequent issuances or subsequent repurchases, if any, pursuant to employee benefit or option plans referred to in the Company's amended Annual Report on Form 10-K for the year ended March 31, 2000 or subsequent repurchases or cancellations, if any, of restricted stock awards that do not vest upon termination of employment or subsequent issuances of cash in lieu of fractional shares in connection with the Company's acquisition of The Continuum Company, Inc.).

     3. Each Designated Subsidiary other than Computer Sciences UK Limited ("CSC UK") has been duly organized and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its incorporation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (all such jurisdictions are listed on Schedule I hereto); except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Designated Subsidiary (other than CSC UK) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Designated Subsidiary (other than CSC UK) was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Designated Subsidiary (other than CSC UK) or under an agreement to which the Company or any Designated Subsidiary (other than CSC UK) is a party.

     CSC UK has been duly incorporated under the laws of the jurisdiction of its incorporation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.
Except as otherwise disclosed in the Prospectus, all of the issued and outstanding shares of CSC UK have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of CSC UK were issued in violation of any preemptive or similar rights arising by operation of law, or under its memorandum and articles of association or under an agreement to which the Company or CSC UK is a party.

     4. The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or repayment event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the applicable organizational documents, charter or bylaws or, if applicable, the memorandum and articles of association of any of the subsidiaries of the Company.

     5. The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as applicable, and the rules and regulations of the Commission thereunder.

     6. There are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     7. The Company and its subsidiaries possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have any such Governmental License would not, either individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     I have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Representatives and their counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed. Except as set forth in paragraph 7, I have not undertaken to determine independently the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (including, without limitation, the financial statements, notes thereto, financial statement schedules, other financial or accounting data included or incorporated by reference in the Registration Statement or omitted therein or information derived therefrom, as to which I make no comment), and because of the limitations inherent in the examination made by me and knowledge available to me and the nature and extent of my participation in such conferences, except as set forth in paragraph 7, I am not passing upon and am unable to assume, explicitly or implicitly, and, except as set forth in paragraph 7, I do not assume, any responsibility for the accuracy, completeness or fairness of such statements and I can give no assurance that such examination, knowledge and participation in such conferences would necessarily reveal matters of significance with respect to the items discussed in the remainder of this paragraph. However, based on and subject to the foregoing, nothing has come to my attention that would lead me to believe that the Registration Statement (except for financial statements, notes thereto, financial statement schedules, other financial or accounting data included or incorporated by reference in the Registration Statement or omitted therefrom or information derived therefrom, as to which I make no statement), at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, notes thereto, financial statement schedules, other financial or accounting data included or incorporated by reference therein or omitted therefrom or information derived therefrom, as to which I make no statement), as of the date of the Prospectus or at the Closing Time, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I make no statement and express no belief with respect to that part of the Registration Statement that constitutes the Form T-1).

                                  EXHIBIT B

         FORM OF OPINION OF COMPANY'S OUTSIDE COUNSEL TO BE DELIVERED
                        PURSUANT TO SECTION 5(b)(ii)

     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada.

     2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

     3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     4. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

     5. The Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in the authentication order delivered to the Trustee by the Company on the date hereof upon payment therefor, the Securities have been duly issued and delivered by the Company and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

     6. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

     7. The statements set forth in the Registration Statement under the heading "Indemnification of Directors and Officers," insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings.

     8. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, other than under the blue sky laws of the various states and/or foreign jurisdictions (as to which we render no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities, except such authorization, approval, consent, license, order, registration, qualification or decree as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended.

     9. The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with, constitute a breach of or result in any violation of, the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of its properties, assets or operations.

     10. The Company is not an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

     11. The Registration Statement, including the Rule 430A Information and the Rule 434 Information, as applicable, and the Prospectus, in each case including the exhibits attached to the Company's Current Report on Form 8-K filed with the Commission as of the date hereof, but otherwise excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, in each case including the exhibits attached to the Company's Current Report on Form 8-K filed with the Commission as of the date hereof, but otherwise excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, supporting schedules and other financial or accounting data included therein or omitted therefrom, and the Form T-1, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the 1933 Act Regulations.

     We have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Representatives and their counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed. Except as set forth in paragraph 7, we have not undertaken to determine independently the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (including, without limitation, the financial statements, notes thereto, financial statement schedules, valuations of contracts or other financial, statistical or accounting data included or incorporated by reference therein or omitted therein or information derived therefrom, as to which we make no comment) and because of the limitations inherent in the examination made by us and knowledge available to us and the nature and extent of our participation in such conferences, except as set forth in paragraph 7, we are not passing upon and are unable to assume, explicitly or implicitly, and, except as set forth in paragraph 7, we do not assume, any responsibility for the accuracy, completeness or fairness of such statements and we can give no assurance that such examination, knowledge and participation in such conferences would necessarily reveal matters of significance with respect to the items discussed in the remainder of this paragraph. However, based on and subject to the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, notes thereto, financial statement schedules, other financial, statistical or accounting data, including, without limitation, valuations of contracts, included or incorporated by reference in the Registration Statement or omitted therefrom or information derived therefrom, as to which we make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, notes thereto, financial statement schedules, other financial, statistical or accounting data, including, without limitation, valuations of contracts, included or incorporated by reference therein or omitted therefrom or information derived therefrom, as to which we make no statement), as of the date of the Prospectus or at the Closing Time, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we make no statement and express no belief with respect to that part of the Registration Statement that constitutes the Form T-1).